Exhibit 10.4

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

          THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is effective as of May 17, 2005, by and between U.S. Concrete, Inc., a Delaware corporation (the “Company”), and William T. Albanese (“Executive”).

PRELIMINARY STATEMENT

          WHEREAS, the Company and Executive have entered into that certain Employment Agreement, dated as of May 28, 2003 (the “Agreement”); and

          WHEREAS, the Company and Executive desire to amend the Agreement in accordance with Section 5.7 of the Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

          1.          Defined Terms.  All capitalized terms used in this Amendment and otherwise not defined herein shall have the meanings assigned to them in the Agreement.

          2.          Amendment to Position.  Executive’s Position set forth on Exhibit “A” to the Agreement is hereby amended to read “Regional Vice President – Northern California Region”.

          3.          No Further Amendment or Modification.  Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement as set forth therein are hereby ratified and affirmed and shall remain in full force and effect.

          IN WITNESS WHEREOF, the Company and Executive have executed this Amendment in multiple originals to be effective on May 17, 2005.

William T. Albanese (“Executive”)		U.S. Concrete, Inc. (the “Company”)

By:	/s/ William T. Albanese	By:	/s/ Eugene P. Martineau

		Printed Name:	Eugene P. Martineau
		Title:	President and CEO
Date:	May 17, 2005	Date:	May 17, 2005